Exhibit 10.45
                                                                     Translation

                     Comprehensive Credit Facility Agreement
                           No. Jie 2005 Zong 1145042R

The parties have entered into this agreement of their own will and through friendly negotiation.

Party A: Shenzhen BAK Battery Co., Ltd.
Address: BAK Industrial Park, Kuichong Town, Longgang District, Shenzhen
Legal Representative: Li Xiangqian        Postal Code: 518119
Telephone: 0755-89770025

Party B: Shenzhen Branch, China Construction Bank
Person in charge: Zeng Jianhua            Postal Code: 518010
Address: East Section, Financial Center Building, Hongling Nan Road, Luohu District, Shenzhen
Engaging division: Dapeng Division        Contact person: Deng Xiongsheng
Telephone of engaging division: 0755-84305224      Fax: 84305249

Article 1. Comprehensive Credit Facility
The comprehensive credit facility under this Agreement refers to the balance limit for the loan principal granted by Party B to Party A under certain conditions within the valid period under this Agreement. During the aforesaid valid period, Party A may apply for the bank loan in accordance with the terms and conditions of this Agreement continuously without limitation of time or amount (unless otherwise agreed upon), provided that the remaining balance of the amount of loan principal used by or unpaid by Party A does not exceed the total amount of the credit facility agreed by both Parties. And thel amount of bank loan to be applied by Party A together with the remaining balance of the amount of loan principal used by or unpaid by Party A shall not exceed the total amount of the credit facility agreed by both Parties.



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Article 2. Interpretation and Definition
The "Appendix" to this Agreement shall mean all legal documentations representing the debt relationship between Party A and Party B which are entered into within the valid period of the credit facility, including but not limited to all application letter, notification, supplementary agreement, letter of guaranty and all certificate and credence signed in accordance with this Agreement. The appendix is an integral part to this Agreement.

Article 3. Type and Amount of Comprehensive Credit Facility
1. Party B agrees to grant to Party A the comprehensive credit facility with total amount no more than RMB 100 million yuan, which include:
     (1) working capital loan facility of RMB 100 million yuan. Unless otherwise agreed, the term for each of the said working capital loan shall be no more than one year and the maturity date for each of the said working capital loan shall be no less than six months after the maturity of the valid period of credit facility.
     (2) bank acceptance of commercial draft of RMB 30 million yuan. The acceptance for each commercial draft shall be no more than 180 days. The guaranty money shall be no less than ____ % of the said credit facility.
     (3)  discount of commercial draft of RMB 80 million yuan.
2. In case that the guarantor performs its obligation of guaranty in accordance with the relevant guaranty agreement, Party B shall accordingly deduct the total amount of credit facility by the loan principal for which the guarantor has performed its obligation of guaranty.
3. At any time during the valid period of credit facility, the plus of the amount of credit facility of each type to be applied by Party A with the unpaid balance of the credit facility of such type shall not exceed the total amount of credit facility of this type as agreed in this Agreement.

Article 4. Valid Period
1. The valid period of the credit facility under this Agreement shall be twelve months after the signature of this Agreement.
2. The maturity date for performance of the repayment obligations by Party A for the credit facility which is applied within the valid period may be later than the expiry date of the valid period (unless otherwise agreed).



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3. The credit  facility shall be terminated and any unused credit facility shall become invalid upon the expiry of the valid period.

Article 5. Use of Credit Facility
1. Unless waived partly or wholly by Party B, the preconditions for use of the credit facility are as follows:
     (1) Party A has gone through all the legal procedures for the approval, registration and delivery etc. in relation to the credit facility under this Agreement in accordance with the relevant laws and regulations;
     (2) The guaranty agreement or other security required by Party B has become effective;
     (3) No breach of contract listed in this Agreement has been occurred or sustaining;
     (4) Party A has paid the administration fee to Party B if required by this Agreement;
     (5) Party A has signed the relevant documents and provided relevant proof or materials as required by Party B.
2. The credit facility shall become the indebtedness owed by Party A to Party B once it is used by Party A. Party B shall enjoy the creditor's right for all due or undue debt owed by Party A to Party B under this Agreement and its appendixes, including but not limited to principal, interest (including penalty interest and compound interest), breach of contract compensation, damages and all expenses of Party B incurred in realizing the creditor's right (including but not limited to litigation fee, arbitration fee, attachment fee, enforcement fee, evaluation fee, auction fee, lawyer's fee and travel cost etc.).
3. The amount, commence date, maturity date, interest rate and usage purpose of each debt incurred by use of the credit facility shall be those recorded in the relevant appendix such as credence, notification, application letter or supplementary agreement etc. Party B may approve for the application by Party A to use the credit facility in accordance with this Agreement and its appendix by issuing the notification or by act.
4. If no specific currency or amount is stipulated for each type of credit facility in this Agreement, Party A may apply in writing for one or more than one type of credit facility within the agreed total amount subject to the approval by Party B.


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5. In case that Party A is the acceptor of the commercial draft for the discount of commercial draft under this Agreement, Party B's discount, as applied for by the bearer, of the commercial draft which has been accepted by Party A shall constitute the use of the credit facility by Party A.
6. For application made by Party A for financing within the agreed amount in currency other than those stated in article 3, Party B is entitled to decide whether to approve for such application at its own discretion. The financing in other currency shall be exchanged into the equivalent amount in the agreed currency in calculating the remaining balance of the credit facility.
7. Party B is entitled to adjust or even cancel the unused balance of credit facility in case that the credit rating of Party A deteriorates.

Article 6. Security
1. The method of security for this Agreement and its appendix shall be guaranty, the detailed terms and conditions of which are described in Irrevocable Letter of Guaranty (Ref. Bao 2005 Zong 1145042R-1) and Guaranty Agreement for Comprehensive Credit Facility (Ref. Bao 2005 Zong 1145042R-2).
2. In case that the indebtedness of Party A is transformed into working capital loan due to failure of Party A to pay back the debt in time, Party B is entitled to enforce the guaranty based upon its creditor's right of working capital loan. Party B is also entitled to demand the replacement of guarantor or increase of other security as necessary.

Article 7. Interest and Payment of Interest
1. The interest rate and payment of interest shall be determined in the relevant appendix.
2. The interest will be calculated daily. Party A shall pay the interest on each interest paying day. The all due interest shall be paid upon the maturity of the debt.
3. The adjustment of interest rate and payment of interest will be carried out in accordance with the relevant rules of People's Bank of China. If the authorities such as People's Bank of China amend the regulatory rules which is applicable to this Agreement during the performance of this Agreement, such regulatory rules shall be govern this Agreement without the notification by Party B.



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Article 8. Repayment
1. Party A shall pay back all debt on the maturity date stated in the relevant appendix and based upon the following principles:
(1) Under the circumstances that the principal of the loan has become overdue for over 90 days or the interest of the loan has become overdue for over 90 days, or the business operation of Party A has been ceased or the related project of Party A has been ceased, or as required by relevant laws or regulations, Party A shall make the payment of the principal first and then make the payment of interest;
(2) Under the circumstances other than those stated in the above, Party A shall make the payment of interest first and then make the payment of principal and all interest shall be paid off as the principal has been paid off.
2. Party A shall give one month prior application for extension of the loan term in case that it is anticipated that Party A is unable to pay back the loan as scheduled. Party B is entitled to decide whether to approve the application at its own discretion.
3. Party A shall remit the sufficient amount of fund into its account in Party B before the mature day stipulated in this Agreement and its appendix. Party B is entitled to transfer the fund directly from the account of Party A to Party B.
4. Prepayment
     (1) Party A shall give prior notification to Party B for prepayment of the interest.
     (2) Party A shall give 30 banking day prior application to Party B for prepayment of principal and such application shall be approved by Party B. The interest shall be calculated in accordance with the actual days for which the loan is used by Party A and the interest rate stipulated in this Agreement and its appendix in case of prepayment by Party A. Party B is entitled to demand compensation by Party A which shall be calculated as "the amount of prepayment X months before maturity X 1/oo". If Party A makes the prepayment in less than 1 month before maturity, the month before maturity shall be deemed as one month.
5. In case that the loan is paid back by Party A in installments as agreed by both Parties, the prepayment by Party A shall be offset by the agreed installments in a reverse order. The remaining balance of the unpaid loan after the prepayment by Party A shall be paid back in accordance with this Agreement.



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Article 9. Rights and Obligations

1. Party A is entitled to demand Party B keep confidential all the financial materials and business information provided by Party A unless otherwise required by laws and regulations.
2. Party A shall provide Party B with the truthful, complete and effective financial and accounting material and business operation information as required by Party B. Party A shall not provide any false information or conceal material business operation or financial fact.
3. Party A shall carry out the bank operation in relation to the financing under this Agreement such as settlement through Party B or the branches of Party B.
4. Party A shall cooperate with and assist Party B for Party B's supervision of the business operation, financial activity of Party A and the use of the comprehensive credit facility under this Agreement by Party A.
5. Party A shall use the comprehensive credit facility for the purpose agreed by both Parties and shall not use such financing for illegal purpose or transactions.
6. Party A shall pay off the debt timely in accordance with this Agreement and its appendix.
7. Party A shall not dispose of its assets or take other actions in form of withdraw of capital, transfer of asset etc. which may impair its capacity for repayment of its debt for the purpose of evasion of its indebtedness owed to Party B.
8. Before the debt of Party A owed to Party B has been settled, Party A shall notify Party B in writing of and obtain the approval by Party B for acts of Party A which may affect its capacity for repayment of its debt, such as granting of guaranty by Party A for the debt of other third party or amending by Party A the debt contract with other creditors or prepayment by Party A of other long-term debt.
9. Party A shall provide other security approved by Party B timely in case that the guarantor loses part or whole of its capacity to perform the obligation of guaranty under this Agreement due to ceases of business operation, termination, bankruptcy, insolvency, cancellation of business license or business registration etc., or in case that the mortgage or collateral under this Agreement depreciates, or is damaged or lost.
10. Before the debt of Party A owed to Party B has been settled, Party A shall notify Party B in time of the alteration of its company name, legal representative (person in charge), shareholder, shareholding ratio, address, business scope or registered capital etc.



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11. Before the debt of Party A owed to Party B has been  settled,  Party A shall give 30 banking day prior notification to Party B and obtain the approve by Party B and settle the debt or provide security as required by Party B in case of lease, contractual management, transformation of stock system, co-management,
merger,  acquisition,   division,  joint  venture,   application  for  cease  of
operation, application for dissolution, application for bankruptcy etc. which may affect the realization of Party B of its creditor's right.
12. Before the debt of Party A owed to Party B has been settled, Party A shall notify Party B in writing immediately and settle the debt or provide security as required by Party B upon occurrence of cease of business operation or production, cancellation of business registration or business license, violation of law by legal representative or major person in charge, involvement in major litigation, hardship of business operation, deterioration of financial status of Party A which may have major negative impact on its capacity to repay the debt.
13. Party A shall bear the cost for lawyer's service, insurance, evaluation, registration, safekeeping, authentication or notary etc. in relation to this Agreement or the security under this Agreement.
14. In case that the credit facility used by Party A exceeds the agreed limit due to fluctuation of exchange rate, Party A shall repay the debt which exceeds the agreed limit immediately or provide the security acceptable by Party B. And Party B is entitled to refuse to provide further financing for the part increased by the fluctuation of exchange rate.
15. Before the settlement of all debt, Party A shall not use its property derived from the use of the credit facility under this Agreement to provide security for any other party.
16. Before the settlement of all debt, Party A shall not distribute in any form the profit or dividend to its shareholders in case that the profit of Party A is not sufficient to pay its mature debt owed to Party B in each financial year.
17. Party B is entitled to adjust or cancel the unused credit facility in case of degrading of the credit rating of Party A or upon any occurrence which is deemed by Party B as having negative impact upon the normal business operation of Party A.
18. Party A undertakes it shall not enter into any agreement with any other third party which may impair the interests and rights of Party B under this Agreement.



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19. Party A shall provide the materials as required by Party B such as the basic contract etc. in its application for issuing of letter of credit, acceptance or discount of commercial draft etc. Party A shall guarantee the truthfulness of the above materials and legality of the relevant transactions.
20. If applicable, Party A shall report to Party B timely any related transaction with value over the value of 10% of the net asset of Party A, which shall cover: (1) the relationship between Party A and the related party; (2) item and nature of the transaction; (3) value or relevant proportion of thetransaction; (4) price determining rules (including for transaction with no price or nominal price).
21. When it is deemed as necessary by Party B, Party B is entitled to participate in the major activities of Party A such as equity investment, asset restructuring etc. or in the major related transaction of Party A in order to assure the effective security and repayment of debt.

Article 10. Breach of Contract Remedy
1. Breach of Contract
(1) Breach of Contract by Party A
The breach of any obligation under this Agreement by Party A or any of the following occurrences shall be deemed as breach of contract by Party A:
a.   failure of Party A to pay the debt in time;
b. deterioration of business or financial status, unable to pay the mature debt, involvement in major litigation, arbitration or other legal dispute, which is deemed by Party B as likely to affect/impair or having already affected/impaired the interests and rights of Party B under this Agreement;
c. alteration of shareholder or shareholding ratio of Party A, which is deemed by Party B as likely to affect/impair or having already affected/impaired the interests and rights of Party B under this Agreement;
d. other debt owed by Party A which is likely to affect or has already affected Party A's capacity to perform its obligation under this Agreement'
e. failure to repay other mature debt owed to China Construction Bank or its branches;
f. lease, contractual management, transformation of stock system, co-management, merger, acquisition, division, joint venture and other activities of Party A to change its management method or management system before the settlement of all debt, which is deemed by Party B as detrimental (possibly or actually) to the interests and rights of Party B's under this Agreement;


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g.   evasion or avoidance by Party A of the debt owed to Party B through related transaction;
h. obtaining the financing from Party B by means of discount or pledge of receivable documents which has no actual transaction by using the false contract between Party A and its related company;
i. other circumstances which are deemed by Party B as (possibly or actually) detrimental to the realization of the creditor's right of Party B, including but not limited to violation of laws and regulations and Rules on Bank Loans by Party A etc.
(2) If Party A fails to provide new security as required by Party B under the following circumstances, it shall be deemed as breach of contract by Party A:
a. lease, contractual management, transformation of stock system, co-management, merger, acquisition, division, joint venture, bankruptcy, termination and other activities of the guaranty which is serious enough to affect its performance of obligation of guaranty under this Agreement;
b. providing of guaranty for other third party by the guarantor which exceeds its financial capacity;
c. lose or possible lose of its capacity to perform its obligation of guaranty by the guarantor;
d. other breach of the guaranty agreement by the guarantor.

(3) If Party A fails to provide new security as required by Party B under the following circumstances, it shall be deemed as breach of contract by Party A:
a. failure to purchase the property insurance for the collateral by the mortgagor as required by Party B, or disposal of the insurance compensation in violation of the mortgage agreement by the mortgagor;
b. disposal of the compensation in violation of the mortgage agreement by the mortgagor in case of damage, loss or devaluation of the collateral due to third party's fault;
c. disposal of the collateral by the mortgagor by means of transfer, lease, over-mortgage without the prior written approval by Party B;
d. disposal by the mortgagor of the proceeds derived from the disposal of the collateral in violation of the mortgage agreement;



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e. failure of the  mortgagor to recover the value of the  collateral  or provide other security acceptable by Party B in case of loss, damage or devaluation of the collateral which may affect the settlement of debt under this Agreement;
f. other violation of mortgage agreement by the mortgagor.
(4) If Party A fails to provide new security as required by Party B under the following circumstances, it shall be deemed as breach of contract by Party A:
a. failure to purchase the property insurance for the collateral by the pledgor as required by Party B, or disposal of the insurance compensation in violation of the mortgage agreement by the pledgor;
b. disposal of the compensation in violation of the pledge agreement by the pledgor in case of damage, loss or devaluation of the collateral due to third party's fault;
c. disposal by the pledgor of the proceeds derived from the disposal of the collateral in violation of the pledge agreement;
d. failure of the pledgor to recover the value of the collateral or provide other security acceptable by Party B in case of loss, damage or devaluation of the collateral which may affect the settlement of debt under this Agreement;
e. other violation of pledge agreement by the pledgor.
(5) If Party A fails to provide new security as required by Party B in case that the security agreement or other security fail to take effect, become invalid or is terminated, or the guarantor/mortgagor/pledgor loses part or whole of its capacity or refuses to perform its obligations, it shall be deemed as breach of contract by Party A.
2. Breach of Contract Remedy Party B is entitled to one or more of the following remedies in case of the above-listed breach of contract:
(1) Party B is entitled to adjust, cancel or terminate the use by Party A of the comprehensive credit facility or each type of credit facility under this Agreement, or adjust the valid term of the credit facility.
(2) Party B is entitled to declare that the debt under this Agreement become mature immediately and demand Party A to repay the principal, interest and expenses of all of the debt under this Agreement.



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(3)  Party B is  entitled  to put up  public  notice  on the fact of  breach  of contract by Party A and list Party A as the high-risk company for Party B or other authorities.
(4) Party B is entitled to transfer away all funds in any currency of Party A deposited in China Construction Bank. And if the fund so transferred is in currency other than that under this Agreement, such funds shall be used to offset the debt under this Agreement by exchanging them into the currency stated in this Agreement at the current valid exchange rate.
(5) Party B is entitled to demand Party A to provide other security as required by Party B for all debts under the comprehensive credit facility under this Agreement.
(6) Party B is entitled to enforce the security right.
(7) Party B is entitled to terminate this Agreement unilaterally.
(8) Party B is entitled to demand the compensation by Party A for any loss incurred to Party B.
(9) Party B is entitled to demand the breach of contract compensation by Party A equivalent to __% of the remaining unpaid principal.
(10) For working capital loan used by Party A, Party B is entitled to impose compound interest for the overdue interest in accordance with the interest rate and collection of interest stipulated in the relevant appendix before the individual debt becomes mature; or Party B is entitled to impose interest and compound interest for the overdue principal and interest (including the principal and interest which become mature as declared by Party B) for the period from the due day to the settlement of all principal and interest in accordance with the penalty interest rate and collection of interest stipulated in the relevant appendix after the individual debt becomes mature. For loans other than working capital loan, in case that Party A fails to pay the debt in time, such loans shall be transformed into working capital loan and Party B is entitled to impose penalty interest and compound interest for the overdue principal and interest (including the principal and interest which become mature as declared by Party B) for the period from the due day to the settlement of all principal and interest in accordance with the penalty interest stipulated in the relevant appendix.
(11) Party B is entitled to impose interest and compound interest for the part of loan which is used by Party A for purpose other than that agreed by the Parties for the period from the date of inappropriate use of such loan to the date of settlement of all principal and debt.
(12) Party B is entitled to take other means as appropriate.


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Article 11. Engaging Division
Party B authorizes Dapeng Division as the engaging division under this Agreement. The engaging division is authorized to, under the its own name, carry out the performance of (part or whole of) the master agreement and this letter of guaranty, collection of debt, litigation, arbitration and enforcement and is authorized to stamp on the relevant materials or credence with the chop of the engaging division.

Article 12. Reserve of Rights by Party B
The delay in performance of its obligation by Party A, or any tolerance or granting of grace period by Party B for the breach of contract of Party A shall not impair, damage or affect the rights and interests of Party B in accordance with this Agreement and relevant laws and regulations, or be deemed as approval by Party B for such breach of contract or waiver of Party B's right to take appropriate action.

Article 13. Notice
Any notice under this Agreement shall be served to the address of the other Party as stated in Article 1 of this Agreement. Each Party shall give prior written notice to the other Party concerning its alteration of address, telephone number, fax number or otherwise the notice sent to the address stated in Article 1 of this Agreement shall be deemed as duly served. The notice shall be in Chinese.

Article 14. Applicable Law and Dispute Settlement
The applicable law for this Agreement shall be laws of People's Republic of China. Any dispute arising from the performance of this Agreement shall be settled by negotiation by the parties. In case that no settlement can be reached, the dispute shall be submitted to the People's Court located in the region of Party B. Both parties shall continue to perform this Agreement during the litigation except for the part at issue.



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Article 15. Effectiveness
This Agreement shall come into effect once it is signed by the legal representative (person in charge) or authorized representative of Party A or stamped with the company chop of Party A and signed by the person in charge or authorized representative of Party B and stamped with the company chop of Party B.

Article 16. Miscellaneous
1. Any amendment or supplement to this Agreement shall be made in writing and constitute an integral part to this Agreement.
2. This Agreement has four originals. Party A shall retain 1 original, Party B shall retain 2 originals and the guarantor/mortgagor/pledgor shall retain 1 original. Each original has the same legal effect.

Article 17. Other Issues
Party A undertakes that it shall not mortgage or pledge for any other creditor any fixed assets of Party A which Party A has not mortgaged or pledged or has not undertaken to mortgage or pledge to any other party. Party A shall not mortgage or pledge for any other creditor any floating assets of Party A which has not been mortgaged or pledged for any other parties. Party A shall not mortgage or pledge for any other creditor again any assets of Party A for which the mortgage or pledge has been terminated.

Article 18. Statement
Party A hereby makes the following statement to Party B:
1.   it understands clearly the business scope and authorization of Party B.
2. it has read all clauses of this Agreement and fully understands the meaning and legal implication of this Agreement.
3.   it has the right to sign this Agreement.





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Party A (Stamp):
Legal Representative or Authorized Representative:
Date: 19 August 2005

Party B (Stamp):
Person in Charge or Authorized Representative:
Date: 24 August 2005



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              Application Letter for Drawing of Bank Loan Facility
                          No. Jie 2005 Zong 1145042R-1

To: Shenzhen Branch, China Construction Bank

In accordance with the Comprehensive Credit Facility Agreement (No. Jie 2005 Zong 1145042R, hereinafter referred to as "Agreement") entered into by your company and us, Shenzhen BAK Battery Co., Ltd., we'd like to apply for the drawing of the loan facility under the Agreement.

One. We'd like to apply for the bank loan of RMB Thirty Million Yuan (RMB 30,000,000yuan).
Two. The term of this bank loan shall be six months.
Three. The purpose of this bank loan is for production working capital.
Four. Interest Rate and Interest

(1) Loan in RMB
1. Interest Rate
The interest rate for the bank loan is 4.5675ie per month fixed for the whole bank loan term.
2. Penalty Interest Rate The penalty interest rate is fixed at 9.135/oo per month in case that we use the bank loan for purpose other than that stated in this application letter; The penalty interest rate is fixed at 6.8513/oo per month in case that we delayed in repayment of the loan.
3. The interest will be calculated from the date of transfer of the loan into the account of borrower. The interest will be calculated by the day and the daily interest = monthly interest/30 = annual interest/360. In case that we fail to pay the interest on time, the compound interest will be imposed from the next day.
4. Payment of Interest
The interest will be paid monthly at the 20th day of each month.
(2) Loan in Foreign Currency
N/A
Five. Repayment Plan

We will repay the principal of the loan according to the following schedule:
Date: 19 February 2006, Amount: RMB 30,000,000.00 yuan
Six. This letter shall come into effect once it is signed by the legal representative (or authorized representative) of us and stamped with the company chop of us. This letter is an appendix and an integral part to the Agreement. This letter is irrevocable. We will perform our obligations strictly in accordance with the Agreement and its appendix. Please review and approve our application.
Seven This letter has three originals.

Applicant: Shenzhen BAK Battery Co., Ltd. (stamp)
Legal Representative (person in charge): Li Xiangqian
Date: 19 August 2005


After examination, we approved the above application.
Shenzhen Branch, China Construction Bank (stamp)
Person in charge or authorized representative: (signature):_____________________
Date: 26 August 2005